Exhibit 99.2 Supplemental Information 1st Quarter 2020

Table of Contents Overview 4 Senior Housing 7 Health Care Services 11 G&A Expense 12 Capital Expenditures 13 Cash Facility Lease Payments 14 Capital Structure 15 Definitions 16 Appendices: Pro-Forma Financial Information 19 2019 Lease Accounting Standard (ASC 842) Impact 22 Non-GAAP Financial Measures 23 2

SAFE HARBOR Certain statements in this Supplemental Information may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties and include all statements regarding the Company’s intent, expectations and assumptions related to the various pending and expected transactions outlined herein and any other statements that are not historical statements of fact. Forward- looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "could," "would," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "believe," "project," "predict," "continue," "plan," "target," or other similar words or expressions. These forward-looking statements are based on certain assumptions and expectations, and the Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although the Company believes that expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its assumptions or expectations will be attained, and actual results and performance could differ materially from those projected. Factors which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to: the impacts of the COVID-19 pandemic, including the response efforts of federal, state, and local government authorities, businesses, individuals and the Company, on the Company's business, results of operations, cash flow, and liquidity, and strategic initiatives; the Company’s ability to complete pending or expected disposition, acquisition or other transactions on agreed upon terms or at all, including in respect of the satisfaction of closing conditions, the risk that regulatory approvals are not obtained or are subject to unanticipated conditions, and uncertainties as to the timing of closing, and the Company’s ability to identify and pursue any such opportunities in the future; delays in obtaining regulatory approvals; terminations, early or otherwise, or non-renewal of management agreements; regulatory changes in geographic areas where the Company is concentrated; disruptions in the financial markets, including those related to the pandemic, that affect the Company’s ability to obtain financing or extend or refinance debt as it matures and the Company’s financing costs; a decrease in the overall demand for senior housing, which may be adversely impacted by the pandemic; environmental contamination at any of the Company’s communities; failure to comply with existing environmental laws; unanticipated costs to comply with legislative or regulatory developments; as well as other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including those contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect management's views as of the date of this Supplemental Information. The Company cannot guarantee future results, levels of activity, performance or achievements, and, except as required by law, it expressly disclaims any obligation to release publicly any updates or revisions to any of these forward-looking statements to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based. 3

Overview

($ in 000s)	2019 1Q	2019 2Q	2019 3Q	2019 4Q	2019 Full Year	2020 1Q	1Q20 vs. 1Q19 Better (B)/ (Worse) (W)
Resident fee and management fee revenue [1]	$ 825,222	$ 817,312	$ 814,801	$ 809,704	$ 3,267,039	$ 891,422	8.0 %
Net income (loss) [1]	$ (42,606)	$ (56,055)	$ (78,508)	$ (91,323)	$ (268,492)	$ 369,497	NM
Net cash provided by (used in) operating activities	$ (5,009)	$ 64,128	$ 69,211	$ 88,082	$ 216,412	$ 57,479	NM
Adjusted EBITDA[1] [2]	$ 116,583	$ 104,036	$ 80,447	$ 100,103	$ 401,169	$ 185,069	58.7 %
Adjusted EBITDA, excluding $100.0 million management termination fee and COVID-19 expense	$ 116,583	$ 104,036	$ 80,447	$ 100,103	$ 401,169	$ 95,069	(18.5)%
Adjusted Free Cash Flow	$ (46,971)	$ (16,369)	$ (13,575)	$ 511	$ (76,404)	$ 5,182	NM
Period end consolidated number of units	55,948	55,209	55,262	54,181	54,181	54,037	(3.4)%

As of March 31, 2020

Consolidated: 661



Owned: 355
741 communities
Leased: 306
Managed: 80 [3]

Consolidated: 54,037



Owned: 32,455
65,070 units
Leased: 21,582
Managed: 11,033 [3]

1Q 2020 weighted average occupancy (consolidated communities)

Occupancy Band	Community Count	% of Period End Communities
Greater than 95%	115	17%
90% > 95%	118	18%
85% > 90%	97	15%
80% > 85%	95	14%
Less than 80%	236	36%
Total	661	100%

Consolidated Portfolio Average Asset Age	~ 23 years

(1) The 2019 periods presented include the non-recurring, non-cash revenue and expense associated with the Company's adoption of the new lease accounting standard effective January 1, 2019. See page 22 for additional information.

(2) Adjusted EBITDA for the first quarter of 2020 includes the $100.0 million management agreement termination fee payment received from Healthpeak Properties Inc. ("Healthpeak") related to the sale of Brookdale's interest in the entry fee CCRC venture, which closed on January 31, 2020, and $10.0 million of direct costs, primarily consisting of acquisition of personal protective equipment (PPE), medical equipment, cleaning and disposable food service supplies, enhanced cleaning and environmental sanitation costs, and increased labor expense, incurred to prepare for and respond to the COVID-19 pandemic. Additionally, Adjusted EBITDA for the first quarter of 2020 includes a negative impact to resident fees as a result of the COVID-19 pandemic.

(3) Includes three communities (925 units) managed for unconsolidated ventures the Company has an equity interest in and 77 communities (10,108 units) managed on behalf of third parties.

Important Note Regarding Non-GAAP Financial Measures

- Adjusted EBITDA and Adjusted Free Cash Flow are financial measures that are not calculated in accordance with GAAP. See "Definitions" and "Non-GAAP Financial Measures" for the definitions of such measures and other important information regarding such measures, including reconciliations to the most comparable GAAP measures.

4

Adjusted EBITDA and Adjusted Free Cash Flow

BROOKDALE SENIOR LIVING

($ in 000s)	2019 1Q	2019 2Q	2019 3Q	2019 4Q	2019 Full Year	2020 1Q	1Q20 vs. 1Q19 B(W)
Resident fee and management fee revenue	$ 825,222	$ 817,312	$ 814,801	$809,704	$3,267,039	$ 891,422	8.0 %
Facility operating expense	(586,094)	(590,246)	(615,717)	(598,438)	(2,390,495)	(588,482)	(0.4)%
Combined Segment Operating Income	239,128	227,066	199,084	211,266	876,544	302,940	26.7 %
General and administrative expense [1]	(49,494)	(50,912)	(46,570)	(39,280)	(186,256)	(46,657)	5.7 %
Cash facility operating lease payments (see page 14)	(73,051)	(72,118)	(72,067)	(71,883)	(289,119)	(71,214)	2.5 %
Adjusted EBITDA [2]	**116,583**	**104,036**	**80,447**	**100,103**	**401,169**	**185,069**	**58.7 %**
$100.0 million management termination fee	—	—	—	—	—	(100,000)	NM
COVID-19 expense	—	—	—	—	—	10,000	NM
Adjusted EBITDA, excluding $100.0 million management termination fee and COVID-19 expense	**116,583**	**104,036**	**80,447**	**100,103**	**401,169**	**95,069**	**(18.5)%**
$100.0 million management termination fee	—	—	—	—	—	100,000	NM
COVID-19 expense	—	—	—	—	—	(10,000)	NM
Transaction and Organizational Restructuring Costs	(461)	(634)	(3,910)	(5,002)	(10,007)	(1,981)	NM
Interest expense, net (see page 14)	(59,302)	(59,029)	(58,749)	(57,132)	(234,212)	(53,590)	9.6 %
Payment of financing lease obligations	(5,453)	(5,500)	(5,549)	(5,740)	(22,242)	(5,087)	6.7 %
Changes in working capital [3]	(43,405)	9,620	31,439	20,410	18,064	(53,902)	(24.2)%
Other [4]	(331)	1,602	1,868	3,482	6,621	(4,771)	NM
Non-Development Capital Expenditures, net (see page 13)	(54,602)	(66,464)	(59,121)	(55,610)	(235,797)	(60,556)	(10.9)%
Adjusted Free Cash Flow	**(46,971)**	**(16,369)**	**(13,575)**	**511**	**(76,404)**	**5,182**	**NM**

(1) Excluding non-cash stock-based compensation expense and Transaction and Organizational Restructuring Costs, see page 12.
(2) Adjusted EBITDA for the first quarter of 2020 includes the $100.0 million management agreement termination fee payment received from Healthpeak related to the sale of Brookdale's interest in the entry fee CCRC venture, which closed on January 31, 2020, and $10.0 million of direct costs, primarily consisting of acquisition of personal protective equipment (PPE), medical equipment, cleaning and disposable food service supplies, enhanced cleaning and environmental sanitation costs, and increased labor expense, incurred to prepare for and respond to the COVID-19 pandemic. Additionally, Adjusted EBITDA for the first quarter of 2020 includes a negative impact to resident fees as a result of the COVID-19 pandemic.
(3) Excludes changes in prepaid insurance premiums financed with notes payable, changes in operating lease liability for lease termination and modification, and lessor capital expenditure reimbursements under operating leases.
(4) Primarily consists of proceeds from property insurance and cash paid for state income taxes.

5

Adjusted EBITDA and Adjusted Free Cash Flow Distribution

BROOKDALE SENIOR LIVING

($ in 000s)	1Q 2020 Total	Senior Housing Owned Portfolio	Senior Housing Leased Portfolio	Health Care Services	Management Services	Other [1]
Resident fee and management fee revenue	$ 891,422	$ 402,397	$ 285,491	$ 94,819	$ 108,715	$ —
Facility operating expense	(588,482)	(290,116)	(194,426)	(103,940)	—	—
Combined Segment Operating Income	302,940	112,281	91,065	(9,121)	108,715	—
General and administrative expense (excluding non-cash stock-based compensation expense and transaction costs)	(46,657)	(18,635)	(13,221)	(6,953)	(7,848)	—
Cash facility operating lease payments	(71,214)	—	(70,311)	—	—	(903)
Adjusted EBITDA [2]	**185,069**	**93,646**	**7,533**	**(16,074)**	**100,867**	**(903)**
$100.0 million management termination fee	(100,000)	—	—	—	(100,000)	—
COVID-19 expense	10,000	5,550	4,047	403	—	—
Adjusted EBITDA, excluding $100.0 million management termination fee and COVID-19 expense	**95,069**	**99,196**	**11,580**	**(15,671)**	**867**	**(903)**
$100.0 million management termination fee	100,000	—	—	—	100,000	—
COVID-19 expense	(10,000)	(5,550)	(4,047)	(403)	—	—
Transaction and Organizational Restructuring Costs	(1,981)	—	—	—	—	(1,981)
Interest expense, net	(53,590)	(41,763)	(13,282)	—	—	1,455
Payment of financing lease obligations	(5,087)	—	(4,910)	—	—	(177)
Changes in working capital [3]	(53,902)	—	—	—	—	(53,902)
Other	(4,771)	—	(34)	—	—	(4,737)
Non-Development Capital Expenditures, net	(60,556)	(36,735)	(18,413)	—	—	(5,408)
Adjusted Free Cash Flow	**$ 5,182**	**$ 15,148**	**$ (29,106)**	**$ (16,074)**	**$ 100,867**	**$ (65,653)**

(1) Primarily consists of changes in working capital, transaction costs, corporate capital expenditures, cash paid for state income taxes, Transaction and Organizational Restructuring Costs, interest income, and lease payments for corporate offices and information technology systems and equipment.

(2) Adjusted EBITDA for the first quarter of 2020 includes the $100.0 million management agreement termination fee payment received from Healthpeak related to the sale of Brookdale's interest in the entry fee CCRC venture, which closed on January 31, 2020, and $10.0 million of direct costs, primarily consisting of acquisition of personal protective equipment (PPE), medical equipment, cleaning and disposable food service supplies, enhanced cleaning and environmental sanitation costs, and increased labor expense, incurred to prepare for and respond to the COVID-19 pandemic. Additionally, Adjusted EBITDA for the first quarter of 2020 includes a negative impact to resident fees as a result of the COVID-19 pandemic.

(3) Excludes changes in prepaid insurance premiums financed with notes payable and lessor capital expenditure reimbursements under operating leases.

6

Senior Housing: Same Community(1) 1Q20 vs. 2019 2020 1Q19 ($ in 000s, except RevPAR and RevPOR) 1Q 2Q 3Q 4Q Full Year 1Q B(W) Revenue $ 626,156 $ 621,261 $ 623,449 $ 624,028 $2,494,894 $ 638,984 2.0 % Community Labor Expenses (273,229) (276,286) (290,100) (288,803) (1,128,418) (288,960) (5.8) % Other facility operating expenses (144,025) (145,854) (151,127) (141,734) (582,740) (149,128) (3.5) % Facility operating expenses (2) (417,254) (422,140) (441,227) (430,537) (1,711,158) (438,088) (5.0) % Same Community Operating Income $208,902 $199,121 $182,222 $193,491 $ 783,736 $200,896 (3.8) % Same Community Operating Margin 33.4% 32.1% 29.2% 31.0% 31.4% 31.4% (200) bps Total Average Units 50,314 50,323 50,333 50,336 50,327 50,336 — RevPAR $ 4,148 $ 4,115 $ 4,129 $ 4,132 $ 4,131 $ 4,231 2.0 % Weighted average unit occupancy 84.3% 83.9% 84.7% 85.0% 84.5% 83.5% (80) bps RevPOR $ 4,919 $ 4,902 $ 4,873 $ 4,863 $ 4,889 $ 5,070 3.1 % Same Community Operating Income(2)/ Weighted Average Occupancy Same Community RevPAR 85.3% 85.0% $4,231 84.7% 84.3% 83.9% 83.5% $4,148 $4,129 $4,132 $208,902 $4,115 $199,121 $200,896 $196,564 $193,491 $182,222 $4,044 4Q 2018 1Q 2019 2Q 2019 3Q 2019 4Q 2019 1Q 2020 4Q 2018 1Q 2019 2Q 2019 3Q 2019 4Q 2019 1Q 2020 (1) Same Community portfolio reflects 641 communities. (2) Excludes direct costs incurred to prepare for and respond to the COVID-19 pandemic of $9.1 million for the first quarter of 2020, and hurricane and natural disaster expense of $2.6 million for the full year 2019 and $1.4 million of related insurance recoveries for the first quarter of 2020. 7

Senior Housing Segments: Same Community (1)

BROOKDALE SENIOR LIVING

($ in 000s, except RevPAR and RevPOR)	2019 1Q	2019 2Q	2019 3Q	2019 4Q	2019 Full Year	2020 1Q	1Q20 vs. 1Q19 B(W)
Independent Living							
Revenue	$126,822	$126,563	$126,823	$125,521	$ 505,729	$127,943	0.9 %
Community Labor Expense	(44,502)	(45,749)	(46,499)	(46,552)	(183,302)	(46,297)	(4.0)%
Other Facility operating expense	(30,823)	(31,047)	(31,947)	(30,672)	(124,489)	(31,749)	(3.0)%
Facility operating expense	(75,325)	(76,796)	(78,446)	(77,224)	(307,791)	(78,046)	(3.6)%
Same Community Operating Income	$ 51,497	$ 49,767	$ 48,377	$ 48,297	$ 197,938	$ 49,897	(3.1)%
Same Community Operating Margin	*40.6%*	*39.3%*	*38.1%*	*38.5%*	*39.1%*	*39.0%*	*(160) bps*
Total Average Units	11,680	11,690	11,703	11,706	11,695	11,706	0.2 %
RevPAR	$ 3,619	$ 3,609	$ 3,612	$ 3,574	$ 3,604	$ 3,643	0.7 %
Weighted average unit occupancy	89.5%	88.8%	89.4%	88.9%	89.2%	87.3%	(220) bps
RevPOR	$ 4,043	$ 4,063	$ 4,043	$ 4,020	$ 4,042	$ 4,174	3.2 %
Assisted Living and Memory Care							
Revenue	$437,624	$435,187	$437,602	$438,616	$1,749,029	$449,538	2.7 %
Community Labor Expense	(197,275)	(199,026)	(211,775)	(210,751)	(818,827)	(210,556)	(6.7) %
Other Facility operating expense	(98,116)	(99,892)	(103,864)	(96,033)	(397,905)	(102,038)	(4.0) %
Facility operating expense	(295,391)	(298,918)	(315,639)	(306,784)	(1,216,732)	(312,594)	(5.8) %
Same Community Operating Income	$142,233	$136,269	$121,963	$131,832	$ 532,297	$136,944	(3.7) %
Same Community Operating Margin	*32.5%*	*31.3%*	*27.9%*	*30.1%*	*30.4%*	*30.5%*	*(200) bps*
Total Average Units	35,022	35,021	35,018	35,018	35,020	35,018	—
RevPAR	$ 4,165	$ 4,142	$ 4,165	$ 4,175	$ 4,162	$ 4,279	2.7 %
Weighted average unit occupancy	82.6%	82.5%	83.5%	83.9%	83.1%	82.3%	(30) bps
RevPOR	$ 5,043	$ 5,019	$ 4,989	$ 4,974	$ 5,006	$ 5,198	3.1 %
CCRCs							
Revenue	$ 61,710	$ 59,511	$ 59,024	$ 59,891	$ 240,136	$ 61,503	(0.3) %
Community Labor Expense	(31,452)	(31,511)	(31,826)	(31,500)	(126,289)	(32,107)	(2.1) %
Other Facility operating expense	(15,086)	(14,915)	(15,316)	(15,029)	(60,346)	(15,341)	(1.7) %
Facility operating expense	(46,538)	(46,426)	(47,142)	(46,529)	(186,635)	(47,448)	(2.0) %
Same Community Operating Income	$ 15,172	$ 13,085	$ 11,882	$ 13,362	$ 53,501	$ 14,055	(7.4) %
Same Community Operating Margin	*24.6%*	*22.0%*	*20.1%*	*22.3%*	*22.3%*	*22.9%*	*(170) bps*
Total Average Units	3,612	3,612	3,612	3,612	3,612	3,612	—
RevPAR	$ 5,695	$ 5,492	$ 5,447	$ 5,527	$ 5,540	$ 5,676	(0.3) %
Weighted average unit occupancy	84.4%	82.0%	81.8%	82.4%	82.7%	82.1%	(230) bps
RevPOR	$ 6,749	$ 6,701	$ 6,659	$ 6,707	$ 6,704	$ 6,913	2.4 %

(1) Same Community portfolio reflects 64 Independent Living communities, 563 Assisted Living and Memory Care communities, and 14 CCRC communities.

8

Senior Housing Owned Portfolio[1]

($ in 000s, except RevPAR and RevPOR)	2019 1Q	2019 2Q	2019 3Q	2019 4Q	2019 Full Year	2020 1Q	1Q20 vs. 1Q19 B(W)
Resident fee revenue	$ 380,691	$ 375,900	$ 377,451	$ 373,793	$ 1,507,835	$ 402,397	5.7 %
Facility operating expense	(269,078)	(271,222)	(285,422)	(273,557)	(1,099,279)	(290,116)	(7.8)%
Owned Portfolio Operating Income	111,613	104,678	92,029	100,236	408,556	112,281	0.6 %
Additional Information							
Interest expense: property level and corporate debt	$ (45,643)	$ (45,193)	$ (44,344)	$ (42,538)	$ (177,718)	$ (41,763)	8.5 %
Community level capital expenditures, net (see page 13)	$ (24,967)	$ (33,828)	$ (33,144)	$ (32,055)	$ (123,994)	$ (36,735)	(47.1)%
Number of communities (period end)	338	336	336	330	330	355	5.0 %
Period end number of units	31,397	31,165	31,226	30,160	30,160	32,455	3.4 %
Total Average Units	31,840	31,262	31,222	30,784	31,277	32,513	2.1 %
RevPAR	$ 3,969	$ 3,976	$ 3,982	$ 3,984	$ 3,978	$ 4,125	3.9 %
Weighted average occupancy	82.4%	82.6%	83.2%	83.6%	83.0%	82.6%	20 bps
RevPOR	$ 4,815	$ 4,812	$ 4,783	$ 4,764	$ 4,794	$ 4,997	3.8 %

	As of March 31, 2020
Interest Coverage	1.9x
Net Debt *(see page 15)*	$ 3,392,012

(1) The Company acquired 26 communities that were previously leased during the first quarter of 2020. The results of operations of the previously leased communities are included within the Senior Housing Owned Portfolio beginning in the first quarter of 2020. Prior quarters have not been recast.

9

Senior Housing Leased Portfolio[1]

($ in 000s, except RevPAR and RevPOR)	2019 1Q	2019 2Q	2019 3Q	2019 4Q	2019 Full Year	2020 1Q	1Q20 vs. 1Q19 B(W)
Resident fee revenue	$ 317,256	$ 311,529	$ 312,001	$ 314,050	$1,254,836	$ 285,491	(10.0)%
Facility operating expense	(213,657)	(213,757)	(223,288)	(218,241)	(868,943)	(194,426)	9.0 %
Leased Portfolio Operating Income	103,599	97,772	88,713	95,809	385,893	91,065	(12.1)%
Additional Information							
Total cash facility lease payments on leased portfolio (see page 14)	$ (93,129)	$ (92,337)	$ (92,337)	$ (92,810)	$(370,613)	$ (88,503)	5.0 %
Community level capital expenditures, net (see page 13)	$ (18,419)	$ (25,934)	$ (22,162)	$ (13,347)	$ (79,862)	$ (18,413)	— %
Number of communities (period end)	342	335	335	333	333	306	(10.5)%
Period end number of units	24,551	24,044	24,036	24,021	24,021	21,582	(12.1)%
Total Average Units	24,620	24,203	24,036	24,037	24,224	21,671	(12.0)%
RevPAR	$ 4,274	$ 4,254	$ 4,273	$ 4,286	$ 4,271	$ 4,384	2.6 %
Weighted average unit occupancy	85.0%	84.5%	85.4%	85.6%	85.1%	84.1%	(90) bps
RevPOR	$ 5,028	$ 5,032	$ 5,004	$ 5,005	$ 5,017	$ 5,215	3.7 %

Lease Coverage as of March 31, 2020	**0.87x**	
Total operating and financing lease obligations [2]	**$1,961,037**	**(A)**
Total operating and financing lease obligations divided by total cash facility lease payments for the trailing twelve months ended March 31, 2020	**5.8**	**(A/B)**

Facility Lease Maturity Information as of March 31, 2020

Initial lease maturities	Community count	Total units	Trailing twelve months ended March 31, 2020 Total cash facility lease payments
2020	37	1,625	16,082
2021	2	169	1,268
2022	4	386	3,638
2023	1	103	2,092
2024	7	904	13,746
2025	122	10,323	179,276
Thereafter	133	8,072	119,426
Total	306	21,582	$ 335,528 **(B)**

(1) The Company acquired 26 communities that were previously leased during the first quarter of 2020. The results of operations of the previously leased communities are included within the Senior Housing Owned Portfolio beginning in the first quarter of 2020. Prior quarters have not been recast.

(2) Amount recognized on consolidated balance sheet reflects discounted future minimum lease payments and the residual value for financing lease obligations. Excludes operating lease obligations related to certain non-facility leases for which the related lease expense is included in Adjusted EBITDAR and corporate office and information technology leases.

10

Health Care Services 1Q20 vs. 2019 2020 1Q19 ($ in 000s) 1Q 2Q 3Q 4Q Full Year 1Q B(W) Resident fee revenue Home health $ 84,185 $ 85,233 $ 80,632 $ 77,440 $ 327,490 $ 65,948 (21.7)% Hospice 21,722 23,184 25,258 26,062 96,226 23,182 6.7 % Outpatient Therapy 5,625 6,017 5,895 6,007 23,544 5,689 1.1 % Segment resident fee revenue 111,532 114,434 111,785 109,509 447,260 94,819 (15.0)% Facility operating expense (103,359) (105,267) (107,007) (106,640) (422,273) (103,940) (0.6)% Segment Operating Income (Loss) $ 8,173 $ 9,167 $ 4,778 $ 2,869 $ 24,987 $ (9,121) NM Segment Operating Margin 7.3% 8.0% 4.3% 2.6% 5.6% (9.6)% NM Additional Information Home health average daily census 15,904 15,966 15,357 14,618 15,457 14,020 (11.8)% Hospice average daily census 1,428 1,540 1,642 1,704 1,580 1,698 18.9% 11

G&A Expense

BROOKDALE SENIOR LIVING

Consolidated, unless otherwise noted
($ in 000s)

	2019 1Q	2019 2Q	2019 3Q	2019 4Q	2019 Full Year	2020 1Q	1Q20 vs. 1Q19 B(W)
G&A expense allocations [1]							
Senior Housing Owned Portfolio allocation	$ 15,693	$ 16,875	$ 15,759	$ 13,553	$ 61,880	$ 18,635	(18.7)%
Senior Housing Leased Portfolio allocation	13,078	13,986	13,027	11,387	51,478	13,221	(1.1%)
Health Care Services allocation	7,077	6,730	6,385	5,439	25,631	6,953	1.8%
Management Services allocation	13,646	13,321	11,399	8,901	47,267	7,848	42.5%
Subtotal G&A expense allocations	49,494	50,912	46,570	39,280	186,256	46,657	5.7%
Non-cash stock-based compensation expense	6,356	6,030	5,929	4,711	23,026	5,957	6.3%
Transaction and Organizational Restructuring Costs	461	634	3,910	5,002	10,007	1,981	NM
General and administrative expense	**$ 56,311**	**$ 57,576**	**$ 56,409**	**$ 48,993**	**$ 219,289**	**$ 54,595**	**3.0 %**

	2019 1Q	2019 2Q	2019 3Q	2019 4Q	2019 Full Year	2020 1Q	1Q20 vs. 1Q19 B(W)
Resident fee revenue	$ 809,479	$ 801,863	$ 801,237	$ 797,352	$3,209,931	$ 782,707	(3.3)%
Resident fee revenue under management [2]	321,952	294,114	275,796	259,437	1,151,299	184,145	(42.8)%
Total (consolidated and under management)	$1,131,431	$1,095,977	$1,077,033	$1,056,789	$4,361,230	$ 966,852	(14.5)%
Allocated G&A Expense as a Percentage of Resident Fee Revenue (Consolidated and Under Management)							
G&A expense (excluding non-cash stock-based compensation expense and Transaction and Organizational Restructuring Costs)	4.4 %	4.6 %	4.3 %	3.7 %	4.3 %	4.8 %	(40) bps
Non-cash stock-based compensation expense	0.6 %	0.6 %	0.6 %	0.4 %	0.5 %	0.6 %	-
G&A expense (excluding Transaction and Organizational Restructuring Costs)	5.0 %	5.2 %	4.9 %	4.1 %	4.8 %	5.5 %	(50) bps
Transaction and Organizational Restructuring Costs	— %	0.1 %	0.4 %	0.5 %	0.2 %	0.2 %	(20) bps
G&A expense (including non-cash stock-based compensation expense and Transaction and Organizational Restructuring Costs)	**5.0%**	**5.3%**	**5.2%**	**4.6%**	**5.0%**	**5.6%**	**(60) bps**

(1) G&A allocations are calculated using a methodology which the Company believes matches the type of general and administrative cost with the community, segment, or portfolio. Some of the allocations are based on direct utilization and some are based on formulas such as unit proportion. G&A allocations presented herein exclude non-cash stock-based compensation expense and Transaction and Organizational Restructuring Costs.

(2) Not included in consolidated reported amounts.

12

Capital Expenditures

($ in 000s, except for community level capital expenditures, net, per weighted average unit)		2019 1Q	2019 2Q	2019 3Q	2019 4Q	2019 Full Year	2020 1Q	1Q20 vs. 1Q19 B(W)
Community level capital expenditures, including allocations								
Senior Housing Owned Portfolio		$ 24,967	$ 33,828	$ 33,144	$ 32,055	$ 123,994	$ 36,735	(47.1) %
Senior Housing Leased Portfolio		18,419	25,934	22,162	13,347	79,862	18,413	— %
Community level capital expenditures, net	(A)	43,386	59,762	55,306	45,402	203,856	55,148	(27.1) %
Corporate capital expenditures (includes Health Care Services)		11,216	6,702	3,815	10,208	31,941	5,408	51.8 %
Non-Development Capital Expenditures, net		54,602	66,464	59,121	55,610	235,797	60,556	(10.9) %
Development Capital Expenditures, net		5,269	5,354	8,054	5,918	24,595	3,900	26.0 %
Total capital expenditures, net		**$ 59,871**	**$ 71,818**	**$ 67,175**	**$ 61,528**	**$260,392**	**$64,456**	**(7.7) %**
Lessor reimbursements: non-development capital expenditures		—	1,000	11,043	22,766	34,809	5,827	
Change in related payables		184	(10,576)	5,870	13,413	8,891	(898)	
Total cash paid for capital expenditures		**$ 60,055**	**$ 62,242**	**$ 84,088**	**$ 97,707**	**$304,092**	**$69,385**	**(15.5) %**
Senior Housing Total Average Units	(B)	56,460	55,465	55,258	54,821	55,501	54,184	(4.0) %
Community level capital expenditures, net, per weighted average unit	(A/B)	$ 768	$ 1,077	$ 1,001	$ 828	$ 3,673	$ 1,018	(32.6) %

13

Cash Facility Lease Payments

($ in 000s)	2019 1Q	2019 2Q	2019 3Q	2019 4Q	2019 Full Year	2020 1Q	1Q20 vs. 1Q19 B(W)
Operating Lease Obligations							
Facility lease expense	$ 68,668	$ 67,689	$ 67,253	$ 66,056	$ 269,666	$ 64,481	
Operating lease expense adjustment	4,383	4,429	4,814	5,827	19,453	6,733	
Cash facility operating lease payments	$ 73,051	$ 72,118	$ 72,067	$ 71,883	$ 289,119	$ 71,214	2.5 %
Financing Lease Obligations							
Interest expense: financing lease obligations	$ 16,743	$ 16,649	$ 16,567	$ 16,394	$ 66,353	$ 13,282	
Payment of financing lease obligations	5,453	5,500	5,549	5,740	22,242	5,087	
Cash financing lease payments	$ 22,196	$ 22,149	$ 22,116	$ 22,134	$ 88,595	$ 18,369	17.2 %
Total cash facility lease payments [(1)]	**$ 95,247**	**$ 94,267**	**$ 94,183**	**$ 94,017**	**$377,714**	**$89,583**	**5.9 %**
Interest Expense Reconciliation to Income Statement							
Interest expense: financing lease obligations	$ 16,743	$ 16,649	$ 16,567	$ 16,394	$ 66,353	$ 13,282	20.7 %
Interest income	(3,084)	(2,813)	(2,162)	(1,800)	(9,859)	(1,455)	(52.8)%
Interest expense: debt	$ 45,643	$ 45,193	$ 44,344	$ 42,538	$ 177,718	$ 41,763	8.5 %
Interest expense, net	$ 59,302	$ 59,029	$ 58,749	$ 57,132	$ 234,212	$ 53,590	9.6 %
Amortization of deferred financing costs and debt premium (discount)	979	986	1,167	1,138	4,270	1,315	
Interest income	3,084	2,813	2,162	1,800	9,859	1,455	
Interest expense per income statement	**$ 63,365**	**$ 62,828**	**$ 62,078**	**$ 60,070**	**$248,341**	**$56,360**	**11.1 %**

(1) Includes cash lease payments for leases of corporate offices and information technology systems and equipment.

14

Capital Structure

Total Liquidity
($ in millions)



$600
$400
$200
$0
$ (Millions)
$530
$340
$190
$479
$315
$164
$455
$291
$164
$481
$309
$172
$536
$501
$35
03/31/2019
06/30/2019
09/30/2019
12/31/2019
03/31/2020
Line of credit available to draw
Cash and cash equivalents and marketable securities

Debt Structure [(1)]
($ in millions)



Fixed rate debt
$2,330
63%
Variable rate debt with interest rate caps
$1,266
34%
$132
3%
Variable rate debt - unhedged

As of March 31, 2020	Weighted Rate
Fixed rate debt	4.61%
Variable rate debt [(2)]	3.72%
Total debt	**4.28%**

($ in millions)	Debt Maturity		Debt Weighted Rate
2020	$	70	4.45%
2021		333	5.98%
2022		350	4.14%
2023		230	4.19%
2024		295	4.40%
Thereafter		2,450	4.05%
Total	**$**	**3,728**	**4.28%**

Leverage Ratios [(3)]
($ in 000s)

Trailing Twelve Months Ended March 31, 2020			Annualized Leverage	
Adjusted EBITDAR [(4)]	(A)	**$ 773,611**		
Cash facility operating lease payments (*see page 14*)		(287,282)		
Adjusted EBITDA [(4)]		**486,329**		
Cash financing lease payments (*see page 14*)		(84,768)		
Adjusted EBITDA after cash financing lease payments [(4)]	(B)	**$ 401,561**		
As of March 31, 2020				
Debt		$ 3,727,556		
Line of credit		166,381		
Cash and cash equivalents		(392,674)		
Marketable securities		(108,039)		
Restricted cash held as collateral against existing debt		(1,212)		
Net Debt	(C)	**3,392,012**	**8.4x**	(C/B)
Operating and financing lease obligations [(5)]		1,990,362		
Adjusted Net Debt	(D)	**$ 5,382,374**	**7.0x**	(D/A)

(1) Includes the carrying value of mortgage debt and other notes payable of which 96.7%, or $3.6 billion, represented non-recourse property-level mortgage financings. Excludes the Company's line of credit balance of $166.4 million as of March 31, 2020.

(2) Reflects market rates as of March 31, 2020 and applicable cap rates for hedged debt.

(3) Leverage ratios include results of operations of communities disposed of through the disposition date.

(4) Excludes $16.7 million of the non-recurring, non-cash impact of ASC 842 for 2019 periods (see page 22), and includes $100.0 million management agreement termination fee and $10.0 million of direct costs incurred to prepare for and respond to the COVID-19 pandemic.

(5) Excludes operating lease obligations related to certain non-facility leases for which the related lease expense is included in Adjusted EBITDAR.

Important Note Regarding Non-GAAP Financial Measures. Adjusted EBITDAR, Adjusted EBITDA, Adjusted EBITDA after cash financing lease payments, Net Debt, and Adjusted Net Debt are financial measures that are not calculated in accordance with GAAP. See "Definitions" and "Non-GAAP Financial Measures" for the definitions of such measures and other important information regarding such measures, including reconciliations to the most comparable GAAP measures.

15

Definitions

Adjusted EBITDA is a non-GAAP performance measure that the Company defines as net income (loss) excluding: benefit/provision for income taxes, non-operating income/ expense items, and depreciation and amortization; and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional, cost reduction or organizational restructuring items that management does not consider as part of the Company's underlying core operating performance and that management believes impact the comparability of performance between periods. For the periods presented herein, such other items include non-cash impairment charges, gain/loss on facility lease termination and modification, operating lease expense adjustment, amortization of deferred gain, change in future service obligation, non-cash stock-based compensation expense, and Transaction and Organizational Restructuring Costs.

Adjusted EBITDAR is a non-GAAP financial measure that the Company defines as Adjusted EBITDA before cash facility operating lease payments.

Adjusted Free Cash Flow is a non-GAAP liquidity measure that the Company defines as net cash provided by (used in) operating activities before: distributions from unconsolidated ventures from cumulative share of net earnings, changes in prepaid insurance premiums financed with notes payable, changes in operating lease liability for lease termination and modification, cash paid/received for gain/loss on facility lease termination and modification, and lessor capital expenditure reimbursements under operating leases; plus: property insurance proceeds and proceeds from refundable entrance fees, net of refunds; less: Non-Development Capital Expenditures and payment of financing lease obligations.

Adjusted Net Debt is a non-GAAP financial measure that the Company defines as Net Debt, plus operating and financing lease obligations. Operating and financing lease obligations exclude operating lease obligations related to certain non-facility leases for which the related lease expense is included in Adjusted EBITDAR.

Combined Segment Operating Income is defined by the Company as resident fee and management fee revenue of the Company, less facility operating expense. Combined Segment Operating Income does not include general and administrative expense or depreciation and amortization.

Community Labor Expense is a component of facility operating expense that includes regular and overtime salaries and wages, bonuses, paid-time-off and holiday wages, payroll taxes, contract labor, employee benefits, and workers compensation.

Development Capital Expenditures means capital expenditures for community expansions, major community redevelopment and repositioning projects, and the development of new communities. Amounts of Development Capital Expenditures are presented net of lessor reimbursements.

Interest Coverage is calculated based on the trailing-twelve months Owned Portfolio Operating Income adjusted for an implied 5% management fee and capital expenditures at $350/unit, divided by the trailing-twelve months property level and corporate debt interest expense. For any trailing-twelve month period that includes one or more periods from 2019, an adjustment was made to exclude the 2019 impact of applying the lease accounting standard under ASC 842 for residency agreements.

Lease Coverage is calculated based on the trailing-twelve months Leased Portfolio Operating Income, excluding resident fee revenue and facility operating expense of communities disposed during such period adjusted for an implied 5% management fee and capital expenditures at $350/unit, divided by the trailing-twelve months cash facility lease payments for both operating leases and financing leases, excluding cash lease payments for leases of communities disposed during such period, corporate offices, and information technology systems and equipment, vehicles and other equipment. For any trailing-twelve month period that includes one or more periods from 2019, an adjustment was made to exclude the 2019 impact of applying the lease accounting standard under ASC 842 for residency agreements.

Leased Portfolio Operating Income is defined by the Company as resident fee revenue (excluding Health Care Services segment revenue), less facility operating expense for the Company's Senior Housing Leased Portfolio. Leased Portfolio Operating Income does not include general and administrative expense (unless otherwise noted) or depreciation and amortization.

Net Debt is a non-GAAP financial measure that the Company defines as the total of its debt (mortgage debt and other notes payable) and the outstanding balance on the line of credit, less unrestricted cash, marketable securities, and cash held as collateral against existing debt.

NM means not meaningful.

Non-Development Capital Expenditures is comprised of corporate and community-level capital expenditures, including those related to maintenance, renovations, upgrades, and other major building infrastructure projects for the Company's communities. Non-Development Capital Expenditures does not include capital expenditures for community expansions, major community redevelopment and repositioning projects, and the development of new communities (i.e., Development Capital Expenditures). Amounts of Non-Development Capital Expenditures are presented net of lessor reimbursements.

Owned Portfolio Operating Income is defined by the Company as resident fee revenue (excluding Health Care Services segment revenue), less facility operating expense for the Company's Senior Housing Owned Portfolio. Owned Portfolio Operating Income does not include general and administrative expense or depreciation and amortization.

RevPAR, or average monthly senior housing resident fee revenue per available unit, is defined by the Company as resident fee revenue for the corresponding portfolio for the period (excluding Health Care Services segment revenue and entrance fee amortization, and, for the 2019 periods, the additional resident fee revenue recognized as a result of the application of the lease accounting standard under ASC 842), divided by the weighted average number of available units in the corresponding portfolio for the period, divided by the number of months in the period.

16

Definitions

RevPOR, or average monthly senior housing resident fee revenue per occupied unit, is defined by the Company as resident fee revenue for the corresponding portfolio for the period (excluding Health Care Services segment revenue and entrance fee amortization, and, for the 2019 periods, the additional resident fee revenue recognized as a result of the application of the lease accounting standard under ASC 842), divided by the weighted average number of occupied units in the corresponding portfolio for the period, divided by the number of months in the period.

Same Community information reflects operating results and data of a consistent population of communities by excluding the impact of changes in the composition of our portfolio of communities. The operating results exclude hurricane and natural disaster expense and related insurance recoveries, exclude direct costs incurred to prepare for and respond to the COVID-19 pandemic, and for the 2019 periods, exclude the additional resident fee revenue and facility operating expense recognized as a result of the application of the lease accounting standard ASC 842. We define our same community portfolio as communities consolidated and operational for the full period in both comparison years. Consolidated communities excluded from the same community portfolio include communities acquired or disposed of since the beginning of the prior year, communities classified as assets held for sale, certain communities planned for disposition, certain communities that have undergone or are undergoing expansion, redevelopment, and repositioning projects, certain communities that have expansion, redevelopment, and repositioning projects that are anticipated to be under construction in the current year, and certain communities that have experienced a casualty event that significantly impacts their operations.

Same Community Operating Income is defined by the Company as resident fee revenue (excluding Health Care Services segment revenue and, for the 2019 periods, the additional resident fee revenue recognized as a result of application of the lease accounting standard under ASC 842), less facility operating expense (excluding hurricane and natural disaster expense and related insurance recoveries, direct costs incurred to prepare for and respond to the COVID-19 pandemic, and for the 2019 periods, the additional facility operating expense recognized as a result of application of the lease accounting standard under ASC 842) for the Company's Same Community portfolio. Same Community Operating Income does not include general and administrative expense or depreciation and amortization.

Segment Operating Income (Loss) is defined by the Company as segment revenue less segment facility operating expense. Segment Operating Income (Loss) does not include general and administrative expense or depreciation and amortization. Management Services Segment Operating Income excludes revenue for reimbursements for which the Company is the primary obligor of costs incurred on behalf of managed communities, and there is no facility operating expense associated with the Management Services segment. See the Segment Information note to the Company's consolidated financial statements for more information regarding the Company's segments.

Senior Housing Leased Portfolio represents Brookdale leased communities and does not include owned or managed communities.

Senior Housing Operating Income is defined by the Company as segment revenue less segment facility operating expense for the Company's Independent Living, Assisted Living and Memory Care, and CCRCs segments on an aggregate basis. Senior Housing Operating Income does not include general and administrative expense or depreciation and amortization.

Senior Housing Owned Portfolio represents Brookdale owned communities and does not include leased or managed communities.

Total Average Units represents the average number of units operated during the period.

Transaction and Organizational Restructuring Costs are general and administrative expenses. Transaction costs include those directly related to acquisition, disposition, financing, and leasing activity, the Company's assessment of options and alternatives to enhance stockholder value, and stockholder relations advisory matters, and are primarily comprised of legal, finance, consulting, professional fees, and other third party costs. Organizational restructuring costs include those related to the Company's efforts to reduce general and administrative expense and its senior leadership changes, including severance and retention costs.

17

Appendices Pro-Forma Financial Information 19 Lease Accounting Standard (ASC 842) Impact 22 Non-GAAP Financial Measures 23 18

Pro-Forma Financial Information During the period of April 1, 2019 to March 31, 2020, the Company acquired 26 formerly leased communities and financed the acquisitions with $251.9 million of non-recourse mortgage debt, modified the terms of the amended and restated master lease with Healthpeak, sold its equity interest in the unconsolidated entrance fee CCRC Venture, disposed of an aggregate of nine owned communities, terminated triple-net lease obligations on an aggregate of ten communities, and transitioned management agreements on 84 net communities. During the next approximately 12 months, the Company additionally expects: • to close on the dispositions of two owned communities classified as held for sale as of March 31, 2020 • termination of its triple-net lease obligations on two communities for which it has provided notice of nonrenewal • termination of certain of its management arrangements, including management arrangements on certain former unconsolidated ventures in which the Company sold its interest, management arrangements on communities owned by unconsolidated ventures, and interim management arrangements on formerly leased communities. The pro-forma results on the following pages summarize the Company’s actual consolidated results excluding the impact of the lease standard adopted in 2019 and the impact of transactions as follows: • The pro-forma table for the twelve months ended March 31, 2020 on page 20 reflects the Company’s actual consolidated results excluding the non-recurring, non-cash impact of the lease standard adopted in 2019 for the nine months ended December 31, 2019 and the impact on those results assuming that the foregoing completed and expected transactions had closed on March 31, 2019. • The pro-forma table for the first quarter of 2020 table on page 21 reflects the Company’s actual consolidated results excluding the impact on those results assuming that the foregoing completed and expected transactions had closed on December 31, 2019. The pro-forma results on the following pages do not include adjustments for: • Communities for which the Company has exercised its right to direct Ventas Inc. ("Ventas") to market for sale and, subject to Ventas' receipt of an agreed upon sale price on or before December 31, 2020 and the other customary closing conditions, would be removed from the Master Lease and Security Agreement between the Company and Ventas. • The Company's option to cause terminations of leases upon the sale by Welltower Inc. of communities with an aggregate of base rent of up to $5 million. The closings of the various pending and expected transactions described above are, or will be, subject to the satisfaction of various conditions, including (where applicable) the receipt of regulatory approvals; however, there can be no assurance that the transactions will close or, if they do, when the actual closings will occur. 19

Pro-Forma Trailing Twelve Months

BROOKDALE SENIOR LIVING

Consolidated *($ in 000s)*	Trailing Twelve Months Ended March 31, 2020 Actual Results (A)	Amounts Attributable to Transactions Completed on or before March 31, 2020 (B)	Actual Results Net of Amounts Attributable to Completed Transactions (A+B)	Amounts Attributable to Transactions Completed or Expected to be Completed after March 31, 2020 (C)	Less: Impact of Lease Standard Adopted on January 1, 2019 on Actual Results[1] (D)	Actual Results Net of Amounts Attributable to the Lease Standard and Completed and Pending Transactions (A+B+C+D=E)
Senior Housing weighted average units operated	54,932	(947)	53,985	(536)	—	53,449
Senior Housing revenue	$ 2,752,612	$ (37,085)	$ 2,715,527	$ (30,241)	$ (23,640)	$ 2,661,646
Health Care Services revenue	430,547	—	430,547	—	—	430,547
Management fee revenue	150,080	(122,884)	27,196	(7,547)	—	19,649
Resident fee and management fee revenue	3,333,239	(159,969)	3,173,270	(37,788)	(23,640)	3,111,842
Facility operating expense	(2,392,883)	37,518	(2,355,365)	33,363	40,314	(2,281,688)
General and administrative expense [2]	(183,419)	3,750	(179,669)	—	—	(179,669)
Cash facility operating lease payments	(287,282)	9,772	(277,510)	2,309	—	(275,201)
Adjusted EBITDA [3]	**469,655**	**(108,929)**	**360,726**	**(2,116)**	**16,674**	**375,284**
$100.0 million management termination fee	(100,000)	100,000	—	—	—	—
COVID-19 expense	10,000	—	10,000	—	—	10,000
Adjusted EBITDA, excluding $100.0 million management termination fee and COVID-19 expense	**379,655**	**(8,929)**	**370,726**	**(2,116)**	**16,674**	**385,284**
$100.0 million management termination fee	100,000	(100,000)	—	—	—	—
COVID-19 expense	(10,000)	—	(10,000)	—	—	(10,000)
Transaction and Organizational Restructuring Costs	(11,527)	—	(11,527)	—	—	(11,527)
Interest expense, net	(228,500)	10,188	(218,312)	913	—	(217,399)
Payment of financing lease obligations	(21,876)	4,025	(17,851)	—	—	(17,851)
Changes in working capital [4]	7,567	—	7,567	—	(16,674)	(9,107)
Other	2,181	(230)	1,951	—	—	1,951
Non-Development Capital Expenditures, net	(241,751)	7,225	(234,526)	5,934	—	(228,592)
Adjusted Free Cash Flow	**$ (24,251)**	**$ (87,721)**	**$ (111,972)**	**$ 4,731**	**$ —**	**$ (107,241)**
Cash facility operating and financing lease payments	$ 372,050	$ (30,432)	$ 341,618	$ (2,309)	$ —	$ 339,309

(1) See page 22 for more information on the non-recurring, non-cash impact of the lease standard adopted on January 1, 2019. Actual results include the impact of the lease accounting standard effective January 1, 2019.
(2) Excludes non-cash stock-based compensation expense and Transaction and Organizational Restructuring Costs. Brookdale scales general and administrative expense following disposal of communities. This is reflected in actual results as they occur, with the exception of an estimate of the scaling as a result of the transactions with Healthpeak which is included in column B.
(3) Adjusted EBITDA for the first quarter of 2020 includes the $100.0 million management agreement termination fee payment received from Healthpeak related to the sale of Brookdale's interest in the entry fee CCRC venture, which closed on January 31, 2020, and $10.0 million of direct costs, primarily consisting of acquisition of personal protective equipment (PPE), medical equipment, cleaning and disposable food service supplies, enhanced cleaning and environmental sanitation costs, and increased labor expense, incurred to prepare for and respond to the COVID-19 pandemic. Additionally, Adjusted EBITDA for the first quarter of 2020 includes a negative impact to resident fees as a result of the COVID-19 pandemic.
(4) The pro-forma adjustments do not include assumptions on the impact to changes in working capital.

Pro-forma (from column E above) Owned and Leased Specifically Identifiable Information, and Other	**Senior Housing Owned Portfolio**	**Senior Housing Leased Portfolio**	**Health Care Services and Other**	**Actual Results Less Amounts Attributable to Completed and Pending Transactions (from column E above)**
Weighted average units operated	32,014	21,435	—	53,449
Senior Housing and Health Care Services revenue	$ 1,549,951	$ 1,111,695	$ 430,547	$ 3,092,193
Facility operating expense	$ (1,103,967)	$ (754,867)	$ (422,854)	$ (2,281,688)
Total cash facility lease payments and interest expense, net	$ (179,372)	$ (333,246)	$ 2,167	$ (510,451)
Non-Development Capital Expenditures, net	$ (141,076)	$ (61,383)	$ (26,133)	$ (228,592)

20

Pro-Forma First Quarter 2020

BROOKDALE SENIOR LIVING

Consolidated ($ in 000s)	1Q 2020 Actual Results (A)	Amounts Attributable to Transactions Completed during 1Q20 (B)	Actual Results Net of Amounts Attributable to Completed Transactions (A+B)	Amounts Attributable Transactions Completed or Expected to be Completed after March 31, 2020 (C)	Actual Results Net of Amounts Attributable to the Lease Standard and Completed and Pending Transactions (A+B+C)
Senior Housing weighted average units operated	54,184	(154)	54,030	(574)	53,456
Senior Housing revenue	$ 687,888	$ (1,208)	$ 686,680	$ (7,490)	$ 679,190
Health Care Services revenue	94,819	—	94,819	—	94,819
Management fee revenue	108,715	(101,820)	6,895	(1,900)	4,995
Resident fee and management fee revenue	891,422	(103,028)	788,394	(9,390)	779,004
Facility operating expense	(588,482)	1,191	(587,291)	8,296	(578,995)
General and administrative expense (1)	(46,657)	—	(46,657)	—	(46,657)
Cash facility operating lease payments	(71,214)	939	(70,275)	451	(69,824)
Adjusted EBITDA (2) (3)	**185,069**	**(100,898)**	**84,171**	**(643)**	**83,528**
$100.0 million management termination fee	(100,000)	100,000	—	—	—
COVID-19 expense	10,000	—	10,000	—	10,000
Adjusted EBITDA, excluding $100.0 million management termination fee and COVID-19 expense	**95,069**	**(898)**	**94,171**	**(643)**	**93,528**
$100.0 million management termination fee	100,000	(100,000)	—	—	—
COVID-19 expense	(10,000)	—	(10,000)	—	(10,000)
Transaction and Organizational Restructuring Costs	(1,981)	—	(1,981)	—	(1,981)
Interest expense, net	(53,590)	661	(52,929)	228	(52,701)
Payment of financing lease obligations	(5,087)	458	(4,629)	—	(4,629)
Changes in working capital (3)	(53,902)	—	(53,902)	—	(53,902)
Other	(4,771)	—	(4,771)	—	(4,771)
Non-Development Capital Expenditures, net	(60,556)	58	(60,498)	1,082	(59,416)
Adjusted Free Cash Flow	**$ 5,182**	**$ (99,721)**	**$ (94,539)**	**$ 667**	**$ (93,872)**

(1) Excludes non-cash stock-based compensation expense and Transaction and Organizational Restructuring Costs. Brookdale scales general and administrative expense following disposal of communities. This is reflected in actual results as they occur.

(2) Adjusted EBITDA for the first quarter of 2020 includes the $100.0 million management agreement termination fee payment received from Healthpeak related to the sale of Brookdale's interest in the entry fee CCRC venture, which closed on January 31, 2020, and $10.0 million of direct costs, primarily consisting of acquisition of personal protective equipment (PPE), medical equipment, cleaning and disposable food service supplies, enhanced cleaning and environmental sanitation costs, and increased labor expense, incurred to prepare for and respond to the COVID-19 pandemic. Additionally, Adjusted EBITDA for the first quarter of 2020 includes a negative impact to resident fees as a result of the COVID-19 pandemic.

(3) The pro-forma adjustments do not include assumptions on the impact to changes in working capital.

21

2019 Lease Accounting Standard (ASC 842) Impact

The Company's adoption of the lease accounting standard, effective January 1, 2019, impacted the timing of the revenue and cost recognition associated with its residency agreements. For the full year 2019, the impact of the adoption and application to its residency agreements had a negative, non-recurring net impact of $23.1 million to net income (loss) and Adjusted EBITDA, with no impact to net cash provided by (used in) operating activities or Adjusted Free Cash Flow.

To aid in comparability between periods, the following presentations in this Supplement exclude the negative, non-recurring net impact of adoption of the lease accounting standard: (i) the Company's results on a Same Community basis, (ii) RevPAR and RevPOR (other than as noted on this page), (iii) Interest Coverage, (iv) Lease Coverage, and (v) annualized leverage. All other presentations of the Company's 2019 results in this Supplement include the impact of the lease accounting standard effective January 1, 2019.

The following table presents the impact of adoption of the lease accounting standard to the Company's quarterly and full year 2019 results from its application to the Company's residency agreements and costs related thereto for the senior housing portfolio. For the quarterly impact of the adoption for each senior housing segment, see the supplemental information furnished as Exhibit 99.2 to the Current Reports on Form 8-K filed with the SEC on May 6, 2019, August 5, 2019, November 5, 2019, and February 18, 2020.

	1Q 2019	2Q 2019	Q3 2019	4Q 2019	Full Year 2019			
($ in 000s, except RevPAR and RevPOR)	**Total Senior Housing**	**Total Senior Housing**	**Total Senior Housing**	**Total Senior Housing**	**Total Senior Housing**	**Independent Living**	**Assisted Living and Memory Care**	**CCRCs**
Resident fee revenue	$ 2,780	$ 5,299	$ 7,958	$ 10,383	$ 26,420	$ 8,725	$ 14,686	$ 3,009
Facility operating expense	9,210	11,826	13,955	14,533	49,524	12,661	31,560	5,303
Net income (loss) and Adjusted EBITDA	(6,430)	(6,527)	(5,997)	(4,150)	(23,104)	(3,936)	(16,874)	(2,294)
Foregoing impact is offset within working capital	6,430	6,527	5,997	4,150	23,104	3,936	16,874	2,294
Adjusted Free Cash Flow	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —
RevPAR - Including impact of ASC 842	$ 4,118	$ 4,129	$ 4,157	$ 4,180	$ 4,146	$ 3,638	$ 4,139	$ 5,161
RevPAR - Excluding impact of ASC 842	4,102	4,097	4,109	4,116	4,106	3,580	4,106	5,123
RevPOR - Including impact of ASC 842	$ 4,929	$ 4,948	$ 4,937	$ 4,946	$ 4,940	$ 4,080	$ 5,012	$ 6,346
RevPOR - Excluding impact of ASC 842	4,909	4,909	4,880	4,871	4,893	4,014	4,971	6,298

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Non-GAAP Financial Measures This Supplemental Information contains the financial measures Adjusted EBITDA, Adjusted EBITDAR, Adjusted EBITDA after cash financing lease payments, Adjusted Free Cash Flow, Net Debt, and Adjusted Net Debt (each as defined in the “Definitions” section), which are not calculated in accordance with U.S. GAAP ("GAAP"). Presentations of these non-GAAP financial measures are intended to aid investors in better understanding the factors and trends affecting the Company’s performance and liquidity. However, investors should not consider these non-GAAP financial measures as a substitute for financial measures determined in accordance with GAAP, including net income (loss), income (loss) from operations, net cash provided by (used in) operating activities, short-term debt, long-term debt less current portion, or current portion of long-term debt. Investors are cautioned that amounts presented in accordance with the Company’s definitions of these non-GAAP financial measures may not be comparable to similar measures disclosed by other companies because not all companies calculate non-GAAP measures in the same manner. Investors are urged to review the reconciliations set forth in this Appendix of these non-GAAP financial measures from the most comparable financial measures determined in accordance with GAAP and to review the information under “Reconciliations of Non-GAAP Financial Measures” in the Company’s earnings release dated May 5, 2020 for additional information regarding the Company’s use and the limitations of such non-GAAP financial measures. 23

Non-GAAP Financial Measures (continued)

BROOKDALE SENIOR LIVING

Adjusted EBITDA Reconciliation

($ in 000s)	2019 1Q	2019 2Q	2019 3Q	2019 4Q	2019 Full Year	2020 1Q	Trailing Twelve Months Ended March 31, 2020
Net income (loss)	**$ (42,606)**	**$ (56,055)**	**$ (78,508)**	**$ (91,323)**	**$(268,492)**	**$369,497**	**$ 143,611**
Provision (benefit) for income taxes	679	633	(1,800)	(1,781)	(2,269)	(15,828)	(18,776)
Equity in (earnings) loss of unconsolidated ventures	526	991	2,057	970	4,544	1,008	5,026
Loss (gain) on debt modification and extinguishment, net	67	2,672	2,455	53	5,247	(19,181)	(14,001)
Loss (gain) on sale of assets, net	702	(2,846)	(579)	(4,522)	(7,245)	(372,839)	(380,786)
Other non-operating (income) loss	(2,988)	(3,199)	(3,763)	(4,815)	(14,765)	(2,662)	(14,439)
Interest expense	63,365	62,828	62,078	60,070	248,341	56,360	241,336
Interest income	(3,084)	(2,813)	(2,162)	(1,800)	(9,859)	(1,455)	(8,230)
Income (loss) from operations	16,661	2,211	(20,222)	(43,148)	(44,498)	14,900	(46,259)
Depreciation and amortization	96,888	94,024	93,550	94,971	379,433	90,738	373,283
Asset impairment	391	3,769	2,094	43,012	49,266	78,226	127,101
Loss (gain) on facility lease termination and modification, net	209	1,797	—	1,382	3,388	—	3,179
Operating lease expense adjustment	(4,383)	(4,429)	(4,814)	(5,827)	(19,453)	(6,733)	(21,803)
Non-cash stock-based compensation expense	6,356	6,030	5,929	4,711	23,026	5,957	22,627
Transaction and Organizational Restructuring Costs	461	634	3,910	5,002	10,007	1,981	11,527
Adjusted EBITDA (1)(2)	**$ 116,583**	**$ 104,036**	**$ 80,447**	**$ 100,103**	**$ 401,169**	**$ 185,069**	**$ 469,655**
$100.0 million management termination fee	—	—	—	—	—	(100,000)	(100,000)
COVID-19 expense	—	—	—	—	—	10,000	10,000
Adjusted EBITDA, excluding $100.0 million management termination fee and COVID-19 expense	**$ 116,583**	**$ 104,036**	**$ 80,447**	**$ 100,103**	**$ 401,169**	**$ 95,069**	**$ 379,655**

(1) The 2019 periods presented include the non-recurring, non-cash impact of the adoption of the lease accounting standard effective January 1, 2019. See page 22 for additional information.

(2) Adjusted EBITDA for the first quarter of 2020 includes the $100.0 million management agreement termination fee payment received from Healthpeak related to the sale of Brookdale's interest in the entry fee CCRC venture, which closed on January 31, 2020, and $10.0 million of direct costs, primarily consisting of acquisition of personal protective equipment (PPE), medical equipment, cleaning and disposable food service supplies, enhanced cleaning and environmental sanitation costs, and increased labor expense, incurred to prepare for and respond to the COVID-19 pandemic. Additionally, Adjusted EBITDA for the first quarter of 2020 includes a negative impact to resident fees as a result of the COVID-19 pandemic.

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Non-GAAP Financial Measures (continued) Adjusted EBITDAR; Adjusted EBITDA; and Adjusted EBITDA after Cash Financing Lease Payments Reconciliations (1) Trailing Twelve Months Ended ($ in 000s) March 31, 2020 Net income (loss) $ 143,611 Provision (benefit) for income taxes (18,776) Equity in (earnings) loss of unconsolidated ventures 5,026 Loss (gain) on debt modification and extinguishment, net (14,001) Loss (gain) on sale of assets, net (380,786) Other non-operating (income) loss (14,439) Interest expense 241,336 Interest income (8,230) Income (loss) from operations (46,259) Depreciation and amortization 373,283 Asset impairment 127,101 Loss (gain) on facility lease termination and modification, net 3,179 Facility lease expense 265,479 Non-cash stock-based compensation expense 22,627 Transaction and Organizational Restructuring Costs 11,527 Impact from lease standard 16,674 Adjusted EBITDAR (excluding the lease standard impact) $ 773,611 Facility lease expense (265,479) Straight-line lease expense (income) (21,803) Adjusted EBITDA (excluding the lease standard impact) $ 486,329 Interest expense: financing lease obligations (62,892) Payment of financing lease obligations (21,876) Adjusted EBITDA after cash financing lease payments (excluding the lease standard impact) $ 401,561 (1) Excludes $16.7 million of the non-cash, non-recurring impact of the adoption of the lease accounting standard effective January 1, 2019 for the period from April 1, 2019 through December 31, 2019. See page 22 for additional information. 25

Non-GAAP Financial Measures (continued) Net Debt and Adjusted Net Debt Reconciliations ($ in 000s) As of March 31, 2020 Long-term debt (including current portion) $ 3,727,556 Line of credit 166,381 Cash and cash equivalents (392,674) Marketable securities (108,039) Cash held as collateral against existing debt (1,212) Net Debt 3,392,012 Operating and financing lease obligations 2,038,198 Operating lease obligations related to certain non-facility leases for which the related lease expense is included in Adjusted EBITDAR (47,836) Adjusted Net Debt $ 5,382,374 Adjusted Net Debt to Adjusted EBITDAR 7.0x Net Debt to Adjusted EBITDA after cash financing lease payments 8.4x Operating and financing lease obligations $ 2,038,198 Operating lease obligations related to certain non-facility leases for which the related lease expense is included in Adjusted EBITDAR (47,836) Operating lease obligations related to corporate office and information technology leases $ (29,325) Operating and financing lease obligations for Senior Housing Leased Portfolio $ 1,961,037 26

Non-GAAP Financial Measures (continued)

BROOKDALE SENIOR LIVING

Adjusted Free Cash Flow Reconciliation

($ in 000s)	2019 1Q	2019 2Q	2019 3Q	2019 4Q	2019 Full Year	2020 1Q	Trailing Twelve Months Ended March 31, 2019
Net cash provided by (used in) operating activities	**$ (5,009)**	**$ 64,128**	**$ 69,211**	**$ 88,082**	**$ 216,412**	**$ 57,479**	**$ 278,900**
Net cash provided by (used in) investing activities	(100,073)	19,774	(70,056)	(75,184)	(225,539)	(247,927)	(373,393)
Net cash provided by (used in) financing activities	(16,636)	(87,443)	(8,755)	(26,560)	(139,394)	347,250	224,492
Net increase (decrease) in cash, cash equivalents and restricted cash	$ (121,718)	$ (3,541)	$ (9,600)	$ (13,662)	$ (148,521)	$ 156,802	$ 129,999
Net cash provided by (used in) operating activities	**$ (5,009)**	**$ 64,128**	**$ 69,211**	**$ 88,082**	**$ 216,412**	**$ 57,479**	**$ 278,900**
Distributions from unconsolidated ventures from cumulative share of net earnings	(749)	(781)	(858)	(1,084)	(3,472)	—	(2,723)
Changes in prepaid insurance premiums financed with notes payable	18,842	(6,752)	(6,215)	(5,875)	—	17,434	(1,408)
Changes in liabilities for lessor capital expenditure reimbursements under operating leases	—	(1,000)	(11,043)	(19,262)	(31,305)	(4,088)	(35,393)
Non-development capital expenditures, net	(54,602)	(66,464)	(59,121)	(55,610)	(235,797)	(60,556)	(241,751)
Payment of financing lease obligations	(5,453)	(5,500)	(5,549)	(5,740)	(22,242)	(5,087)	(21,876)
Adjusted Free Cash Flow [(1)]	**$ (46,971)**	**$ (16,369)**	**$ (13,575)**	**$ 511**	**$ (76,404)**	**$ 5,182**	**$ (24,251)**

(1) The first quarter of 2020 includes the $100.0 million management agreement termination fee payment received from Healthpeak related to the sale of Brookdale's interest in the entry fee CCRC venture, which closed on January 31, 2020, and $10.0 million of direct costs, primarily consisting of acquisition of personal protective equipment (PPE), medical equipment, cleaning and disposable food service supplies, enhanced cleaning and environmental sanitation costs, and increased labor expense, incurred to prepare for and respond to the COVID-19 pandemic.

Brookdale Senior Living Inc.
111 Westwood Place, Suite 400
Brentwood, TN 37027
(615) 221-2250
www.brookdale.com

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